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                                                                   EXHIBIT 10.15

                              EMPLOYMENT AGREEMENT

         This Employment Agreement dated January 7, 2002 (this "Agreement"), made by and between Central Freight Lines, Inc., a Texas corporation with its principal place of business in Waco, Texas (the "Company"), and Robert V. Fasso, (hereinafter, the "Employee").

                                   WITNESSETH:

                                    Section 1

                          Employment Duties of Employee

         The Company hereby hires the Employee to serve the Company as Chief Executive Officer. The Employee does hereby accept such employment and agrees to perform the duties required of him in such capacity faithfully, industriously and to the best of his ability as such duties pertaining to such capacity are from time to time established by the Board of Directors of the Company; provided, however, that such duties shall specifically provide for the Employee to be the Chief Executive Officer of the Company.

                                    Section 2

                               Place of Employment

         The Employee's main business office will remain in the general Phoenix area, so as not to require the relocation of his family from their current Scottsdale, Arizona residence.

                                    Section 3

                     Time to be Devoted to Company Business

         The Employee shall give his best endeavors to the discharge of his duties hereunder with undivided loyalty, devoting substantially all of his business time, attention, knowledge, energy and skills to such employment. The Employee shall not permit his employment by, or association with, any other person, firm or corporation, other than the Company, to interfere with the performance of his duties to the Company.

                                    Section 4

                        Base Compensation of the Employee

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         As base compensation for the services to be performed by the Employee as herein provided, the Company agrees to pay the Employee an annual salary of $325,000.00, payable in accordance with the payment practices of the Company, but not less than one pro-rated payment monthly. The Employee's base compensation may be increased but may not be decreased, by merit raises in an amount to be determined annually by the Board of Directors of the Company, and to be based upon an annual review of Employee's performance by the Board of Directors of the Company.

                                    Section 5

                                Performance Bonus

         As additional compensation to the Employee for the services to be performed by the Employee as herein provided, the Employee shall be eligible to participate in the annual bonus plan as set forth on Appendix A, attached hereto and incorporated herein (the "Annual Bonus Plan"); provided, however, that in the year the Employee ceases to be employed by the Company on a full-time basis, the Employee's participation in the Annual Bonus Plan shall be pro-rated and calculated as follows: the bonus that the Employee would have been entitled to receive if the Employee had been employed by the Company on the last day of that year, multiplied by a fraction, the numerator of which shall be the number of days in that year that the Employee was employed by the Company on a full-time basis, and the denominator of which shall be 365.

                                    Section 6

                               Granting of Equity

         The Company shall cause its parent company, Central Freight Lines, Inc., a Nevada corporation (the "Parent"), to grant to the Employee an option to purchase 1,260,000 shares of the Parent's Class A Common Stock (the "Option Shares"), for a period of 10 years from the Commencement Date (as defined in
Section 7 of this Agreement), at a price of $1.35 per share. The Employee's right to purchase the Option Shares shall vest 50% on the Commencement Date, with the remaining 50% vesting 20% per year beginning with the first anniversary of the closing date of the initial public offering of the Parent's Class A Common Stock, all as more specifically described in a Stock Option Agreement to be entered into by the Parent and the Employee.

                                    Section 7

                                Term of Agreement

         (i) The term of this Agreement shall commence on January 7, 2002 (the "Commencement Date"), and shall remain in force for as long as the Employee is employed by the Company.

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         (ii)     The Employee may be terminated at any time upon payment of two years' salary at the then current level. The removal of the Employee as Chief Executive Officer of the Company, or a material adverse change in his responsibilities, shall constitute a termination for the purposes of this Agreement. In no event, however, shall the Employee be entitled to receive the payment described in this Section 7(ii) if the Employee voluntarily terminates his employment with the Company.

                                    Section 8

                                    Insurance

         During the term of the Employee's employment, the Company will pay the premiums on two life insurance polices, one $4,000,000 term policy and one $1,000,000 whole-life policy, owned by the Employee; provided, however, that in no event shall the Company's obligation to pay such premiums exceed $7,000 per policy per year unless approved by the Board of Directors of the Company.

                                    Section 9

                                 Indemnification

         The Company shall indemnify and hold the Employee harmless from and against any and all claims, demands, suits, expenses (including attorneys' fees), judgments, fines, amounts paid in settlement of claims of any kind, and all other liabilities of any kind which arise by reason of the fact that the Employee is or was an officer, director, employee or agent of the Company, or is or was serving on behalf of the Company as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust or other enterprise, during any period of time from and after the Commencement Date. Such indemnification by the Company shall extend to the full extent permitted by law so long as the Employee acted in good faith. Such indemnification shall not extend to acts of the Employee which constitute bad faith or a willful breach of trust in the performance of his duties hereunder or acts of the Employee which are criminally illegal. The indemnification provided herein is in addition to and not in substitution for, any indemnification provided the Employee by any other document executed by the Company or any other person or entity. The rights of the Employee under this Section 9 shall not be limited to the life of this Agreement.

                                   Section 10

                                     Notices

         All notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be deemed to have been given when mailed at any general or branch office of the United States Postal Service enclosed in a certified postage paid envelope and addressed to the address of the respective parties stated below or to such changed address as the party may have fixed by notice:

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To the Company:            c/o Mr. Jerry Moyes, Chairman of the Board
                           Central Freight Lines, Inc.
                           2200 South 75th Avenue
                           Phoenix, AZ 85043

With a copy to:            Scudder Law Firm, P.C., L.L.O.
                           411 S. 13th Street, Suite 200
                           Lincoln, NE 68508
                           Attn: Earl Scudder

To the Employee:           Mr. Robert V. Fasso
                           13431 E. Wethersfield Road
                           Scottsdale, AZ 85259

With a copy to:            Mariscal, Weeks, McIntyre & Friedlander, P.A.
                           2901 North Central Avenue, Suite 200
                           Phoenix, AZ 85012-2705
                           Attn: Anne L. Tiffen

                                   Section 11

                               General Provisions

         This Agreement and the Interest Purchase Agreement and the Secured Promissory Note both of even date herewith between the Employee and Southwest Premier Properties, L.L.C., a Texas limited liability company and related entity of the Company ("SPP"), constitute the entire agreement between the Company and the Employee and SPP and the Employee, with respect to the Employee's employment by the Company and his relationship with SPP, respectively. No prior written or prior contemporaneous oral promises or representations shall be binding. This Agreement shall not be amended or changed except by written instrument signed by both parties; however, nothing herein shall prohibit or prevent the Company from establishing rules and regulations as above provided.

         This Agreement supersedes all prior employment agreements, if any, between the Company and the Employee.

         At any time herein the Employee is referred to, such term shall also mean the Employee's heirs, devises, executors and administrators as the case may be.

         This Agreement and any and all rights hereunder shall not be assignable by the Company or the Employee.

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         This Agreement is executed and delivered in, and shall be construed and enforced in accordance with the laws of the State of Arizona

CENTRAL FREIGHT LINES, INC.,                  EMPLOYEE
a Texas corporation

By: /s/ Jerry Moyes                           /s/ Robert V. Fasso
    ____________________________              ____________________________
                                              Robert V. Fasso
Title: _________________________

Date: __________________________              Date: _______________________

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